Exhibit 23

Consent of Independent Registered Public Accounting Firm

PQ Corporation Savings Plan
Malvern, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-227643) of PQ Group Holdings Inc. of our report dated June 16, 2020 relating to the financial statements and supplemental schedule of the PQ Corporation Savings Plan which appears in this Form 11-K for the year ended December 31, 2019.

/s/ Urish Popeck & Co., LLC
State College, Pennsylvania
June 16, 2020